EX-1
                        BROKER-DEALER AGREEMENT

                           AMERIVET SECURITIES
                          BROKER-DEALER AGREEMENT

Agreement made as of the date which is set forth at the end of this Agreement by and between the "Issuer" (specifically identified on Page 5), and AMERIVET SECURITIES, a CALIFORNIA corporation, having its principal place of business 227 BROADWAY SUITE 200, SANTA MONICA, CA. 90401 (hereinafter referred to as the "Company"). The Company is engaged as selling group manager in offering to qualified investors only . The offering of the Interests is being made on a "best efforts" basis, with no minimum sales requirement. As used in this Agreement, "Offering Document" refers to the confidential Private Placement Memoranda distributed by the Company in connection with the offering of Interests issued by the Issuer, including the exhibits thereto, unless the Offering Document or exhibits have been supplemented or amended, in which event the term shall refer, from and after the time of the supplements or amendments to such Offering Documents and supplements. The Issuer desires to offer and sell the Interests pursuant to a non-public offering under the provisions of
SECTION 4(2) of the Securities Act of 1933, as amended (hereinafter referred to as the "Act") and Rule 506 of Regulation D. The subscribers for Interests (hereinafter referred to as "Investors") will be required to enter into a Subscription Agreement, a copy of which is attached to the Offering Document as an Exhibit thereto.

The Company and the Issuer hereby agree to the placement by the Company of the Interests under the following terms and conditions:

SECTION 1. Appointment as Non-Exclusive Broker Dealer. The Company is hereby appointed, subject to the provisions of this Agreement, to act as non-exclusive broker-dealer for the Interests, on both a retail and wholesale basis.

SECTION 2. Representation and Warranties of Company. The Company hereby covenants, represents, and warrants to and for the benefit of the Issuer that:

(a) The Company is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, International, Inc.. (hereinafter referred to as the "NASD"). The
Company will notify the Issuer in writing of any change in its status as described in this subsection (a).

(b) There is no action, suit, litigation or proceeding before or by any court or governmental agency pending or threatened against, or affecting or involving the property of the business of the company or its Affiliates, which might result in any material adverse change of the condition (financial or otherwise), business or prospects of the company or its Afiliates.

(c) The Company will aid in the placement of the Interests on a "best efforts" nonexclusive basis through the distribution subject to applicable securities laws and regulations of the Certificate of Incorporation or By-Laws of the Company or any law or any agreement to which the Company is a party or by which the Company and/or its assets are bound, or any order, rule or agency having jurisdiction over the Company as described in the Offering Document.

(d)  The Company is currently covered by Errors and Omissions (
E.N.O.) Insurance.

SECTION 3. Representation and Warranties of the Issuer. The Issuer hereby covenants, represents and warrants to and for the benefit of the Company that:

(a) The Issuer will, at all times, comply with all applicable rules, regulations and orders of any court, government or unit agency thereof.

(b) This Agreement has been duly and validly authorized, executed and delivered by and on behalf of the Issuer and constitutes the valid and binding agreement of the Issuer enforceable in accordance with its terms subject to any bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforceability of creditor's rights generally, from time to time in effect and except as the indemnification provisions of SECTION 6 hereof may be limited under the federal securities laws.

(c) The Issuer has the corporate power and authority to execute, deliver and perform this Agreement and has taken all action required by law, its certificate of incorporation, its By-Laws or otherwise to authorize the execution, delivery and performance of this Agreement and the execution, delivery and performance of this Agreement does not violate the provisions of the Certificate of Incorporation. or By-Laws of the Issuer or any law or any agreement to which the Issuer is a party or of any court or any governmental body or administrative agency having jurisdiction over the Issuer, as described in the Offering Document.

SECTION 4. Compensation. The Company may receive, as its compensation from the Issuer for acting as the sales agent hereunder the following compensation:

(a) For each Interest that is sold by the Company, compensation equal to a percentage of the purchase which is paid by the applicable Investor for the applicable Interest. The aforementioned percentage may be as follows: (10 ) % commission; (5) a % due diligence fee, and (3) fair and reasonable reimbursement of legitimate expenses incurred in the selling of the Interests, all due and payable upon the receipt and acceptance of the Interest sold.

(b) The commission referred to in paragraph (a) of this SECTION 4 may be paid to the Company upon satisfaction of the following:

     (i) The Issuer is in receipt of all required subscription documents from the applicable Investor.

     (ii) The applicable Investor has had his subscription documents accepted by the Issuer, and

     (iii) The Investor's payment for his Interests has cleared such Investor's bank.

(c) Payments of compensation to the Company pursuant to this Agreement shall only be made to the extent permitted under applicable state and federal securities laws.

(d) Under no circumstances may any portion of the purchase price which is received from a subscriber of the securities be withheld by the Company toward payment of any compensation which is due to the Company.

(e) The Company acknowledges that the Issuer shall have the right, in its sole and absolute discretion, to reject any investor which is secured by or through the Company, in which case no compensation shall be due to the Company with respect to said rejected Investor.

SECTION 5. Conditions of Performance. The Issuer acknowledges that the obligations of the Company are limited to a "best efforts" basis, and that there is no obligation or undertaking, express or implied, that the Company is making a commitment to purchase or sell a minimum number of Interests. In addition, the duties and obligations of the parties which are provided for in this agreement shall be subject to:
(A) the accuracy, between the date hereof and the date of completion of the sale of the Interests of the representations and warranties which are made by the parties herein; (B) with all aspects of Rule 504-506, and Regulation D which are required to be complied with by the parties hereunder in order that the offering of the Interests be exempt from the registration requirements of the Act under the provisions of Rules 504-506 and Regulation D.

SECTION 6. Indemnification. The Issuer agrees to indemnify and hold harmless the Company and its employees, officers, agents officers, directors and each person, if any, who controls the Company within the meaning of SECTION 15 of the Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them might become subject, under said Act or otherwise, (including any legal or other reasonable expenses incurred in connection therewith) insofar as such losses, claims damages or liabilities (or such actions in respect thereof) arise out of or are based upon (i) a failure by the Issuers to comply with the applicable laws, rules and regulations governing qualification and conduct of Issuers or violation by the Issuer of Blue Sky laws of any state in which the Interests shall be offered or sold; or (ii) any violation of the covenants, representations, or warranties which are contained in this Agreement.

The indemnifying party shall reimburse the indemnified party for legal or other reasonable expenses incurred by such indemnified party in connection with investigating or defending any such action or claim or in connection with its participation as a third party witness in any action or administrative proceeding which is commenced or threatened. In no case shall the indemnified party be liable under this indemnity provision unless such party is notified in writing of the nature of the claim within a reasonable time of its assertion. In case anv such action (other than an administrative action b ' v the Securities and Exchange Commission, any state securities or blue sky authority or any self-regulatory organization) in which the indemnified party is named, the indemnifyim, party will be entitled to participate therein.

SECTION 7. Termination of Agreement. This Agreement shall automatically terminate upon the closing of the Offering. Prior to such time, either party shall have the right to terminate this Agreement immediately.

Except as set forth above, upon termination of this Agreement, for any reason, the Issuer's obligation to the Company shall cease. with the exception of the obligation of the Issuer to pay to the Company the amount of any compensation which is due to the Company (as provided for in SECTION 4 of the agreement) for sales made prior to the date of termination. Notwithstanding anything to the contrary herein contained, SECTION 6 of this Agreement shall survive termination.

SECTION 8. Independent Contractor. It is understood and agreed that the Company's relationship with the Issuer is that of an independent contractor and that nothing herein shall be construed as creating a relationship of partners, joint venture, or employer and employees, between the Issuer and the Company or its Affiliates. The Company is not authorized to make any placement of the Interests to any person unless and until that person complies with the qualifications standard contained in the Offering Document, nor is the Company authorized to deliver an Offering Document or any other information or documents or make any representations any person concerning the Offering except as provided in this Agreement. No additional material, documents, or information may be delivered to any person unless expressly authorized in writing by the issuer.

SECTION 9. Assignment. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns and controlling persons, officers, and directors, and for the benefit of no other person or corporation and, except as provided in SECTION 6 of this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement of any provisions herein contained. No investor shall be construed to be a successor or assignee of any party hereto by reason of the purchase of Interests.

SECTION 10. Waiver. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

SECTION 11. Rights Cumulative. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

SECTION 12. Entire Agreement. The parties have not made any representations, warranties, or covenants not set forth herein with respect to the subject matter hereof and this Agreement constitutes the entire Agreement between them with respect to the subject matter.

SECTION 13. Amendments. This Agreement may not be changed, modified, extended, terminated, Or discharged orally, but only by a written agreement which is signed by all of the parties.

SECTION 14. Further Instruments. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this agreement and the intent and purpose hereof.

SECTION 15, Notices. All notices or other Communications required or permitted hereunder shall be in writing and shall be mailed by First Class, Registered or Certified mail, Return Receipt Requested, postage prepaid as follows:

To the Company:               AMERIVET SECURITIES, INC.
                              227 Broadway, Suite 200
                              Santa Monica, CA 90401

To the Issuer:                PLATFORMS WIRELESS INTERNATIONAL CORPORATION
                              8939 S. Sepulveda Blvd, Suite 532
                              Los Angeles, CA 90045

or in each case to such other address as shall have last been furnished by like notice. If mailing by Registered or Certified mail is impossible due to an absence of postal service. notice shall be in writing and personally delivered, to the aforesaid address, each notice or communication shall be deemed to have been given as of date so mailed or delivered, as the case may be.

SECTION 16. Jurisdiction and Venue, This Agreement was negotiated in Los Angeles, California, and the parties agree that with respect to any legal or equitable action, suit or other proceeding arising hereunder, or in any way connected with, this Agreement, the parties hereto consent to the in persona jurisdiction of the federal and state courts in Los Angeles County, California, waive any forum non convenience and any venue objections they might otherwise have, and agree to accept service of process upon them by Certified Mail, return receipt requested.

Offering Document and subscription documents relating to the offering to potential investors, and through the wholesaling of Interest to other broker-dealers (hereinafter referred to as the "Selling Group"), The Company agrees to utilize only the Offering Document and such offering materials which are provided by the Issuer. The Company acknowledges that from time to time, the Issuer may provide the Company with certain information not contained in the Offering Document in connection with the Company's due diligence examination. The Company agrees that no reference to any such material, which is not described or contained in the Offering Document, will be disclosed to any potential Investor Or appear in any analysis report, or literature prepared by the Company, except with the prior written consent of the Issuer.

(a) The Company will at all times comply with all applicable federal, state, local, common laws and all applicable rules, regulations, and orders of any court, government or agency thereof, and of the NASD.

(b) The Company will offer Interests only in those states where both of the following are applicable:

     (i) The Company is licensed as a broker-dealer, and

     (ii) The Issuer has obtained "Blue Sky" clearance.

(c) The Company will diligently make inquiries of all prospective Investors to ascertain whether the purchase of the Interests is suitable for the prospective Investors.

(d)  The Company will keep a log of Investors to whom Offering
Documents are furnished and such log will contain the name, address, and phone number of the Investors.

(e) The Company will not "generally solicit sales" as is prohibited by Regulation D.

(f) The Company obtain fully completed and duly executed documents as required by the Offering Document and promptly transmit same to the Issuer.

(g) This Agreement has been duly and validly authorized, executed and delivered by mail on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms subject to any applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforceability of creditor's rights generally from time to time in effect and except as the indemnification provisions of SECTION 6 hereof may be limited under the federal securities laws.

(h) The Company has the corporate power and authority to execute, deliver and perform this Agreement and has taken all action required by law, its Certificate of Incorporation, its By-Laws, or otherwise to authorize the execution, delivery and performance of this Agreement and the execution and performance of this Agreement does not violate the provisions of NASD Rules of Fair Practice.

SECTION 17. California Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to the principle of conflicts of law.

SECTION 18. Successors. Subject to the restrictions which are contained in SECTION 9 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives.
successors and assigns.

SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts. each of which shall be deemed an original, but all together shall constitute one and the same Agreement.

SECTION 20. Captions. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 21. Further Dealings. Any dealing by or between the parties after the date of expiration or prior termination of this Agreement shall not constitute a renewal of this Agreement or the creation of a new agreement, but shall nevertheless be controlled by the terms hereof.

IN WITNESS WHEREOF, the parities to this Agreement have set their hands or caused these to be signed by their authorized officers, of OCTOBER 20, 2001.



By: /s/  Elton Johnson
Elton Johnson, President
Amerivet Securities, Inc.


Name & Address of Issuer:

PLATFORMS WIRELESS INTERNATIONAL CORPORATION
8939 S. Sepulveda Blvd, Suite 532
Los Angeles, CA 90045
Phone: (310) 338-0637


By: /s/  Charles B. Nelson
Charles B. Nelson, Senior Vice President & CFO